Exhibit 99.1
M.D.C. HOLDINGS, INC.
NEWS BULLETIN

M.D.C. HOLDINGS, INC.	RICHMOND AMERICAN HOMES HOMEAMERICAN MORTGAGE
FOR IMMEDIATE RELEASE TUESDAY, FEBRUARY 10, 2009

Contact:	Robert N. Martin Investor Relations (720) 977-3431 bob.martin@mdch.com
M.D.C. HOLDINGS ANNOUNCES FOURTH QUARTER
AND FULL YEAR 2008 RESULTS
    2008 FOURTH QUARTER
•	Cash flow from operations of $51.2 million

•	Quarter-end cash and investments of $1.42 billion

•	No borrowings on homebuilding line of credit

•	Pre-tax loss of $86.4 million; includes asset impairments of $59.7 million

•	Net loss of $89.0 million vs. $281.1 million in 2007

•	Diluted loss per share of $1.92 vs. $6.14 in 2007

•	Total revenue of $296.2 million vs. $772.1 million in 2007

•	S,G&A expenses of $71.9 million vs. $116.9 million in 2007

•	Closed 944 homes at an average selling price of $300,300

•	Net orders for 350 homes with an estimated value of $99.0 million
    2008 FULL YEAR
•	Cash flow from operations of $479.5 million

•	Net loss of $380.5 million vs. $636.9 million in 2007

•	Total revenue of $1.46 billion; $2.89 billion in 2007

•	Closed 4,488 homes at an average selling price of $302,600

•	Net orders for 3,074 homes with an estimated value of $885.0 million
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M.D.C. HOLDINGS, INC.
DENVER, Tuesday, February 10, 2009 — M.D.C. Holdings, Inc. (NYSE: MDC) today announced a net loss for the quarter ended December 31, 2008 of $89.0 million, or $1.92 per diluted share, which included pre-tax charges of $59.7 million for asset impairments and a $19.2 million increase in our deferred tax asset valuation allowance. The net loss for the 2007 fourth quarter was $281.1 million, or $6.14 per diluted share, including pre-tax charges of $175.2 million for asset impairments, $7.8 million for write-offs of deposits and pre-acquisition costs and a deferred tax valuation allowance of $160.0 million.
Net loss for the year ended December 31, 2008 was $380.5 million, or $8.24 per diluted share, which included pre-tax charges of $298.2 million for asset impairments and a $134.3 million increase in our deferred tax asset valuation allowance. The net loss for the 2007 full year was $636.9 million, or $13.94 per diluted share, which included pre-tax charges of $726.6 million for asset impairments, write-offs of deposits and pre-acquisition costs of $23.4 million and a deferred tax valuation allowance of $160.0 million.
Larry A. Mizel, MDC’s chairman and chief executive officer, stated, “During 2008, we faced extraordinary conditions in the homebuilding industry and the overall economy. Increasing unemployment levels, deteriorating consumer confidence, rising foreclosures and faltering conditions in the mortgage and banking industries all contributed to continued deterioration in the housing market.”
Mizel continued, “Even though the downturn in housing negatively impacted our operating results for 2008, we have strengthened our balance sheet during the year and bolstered our position as a one of the strongest companies in our industry. Through our efforts to reduce our inventory balances and adjust our organizational structure, we generated $480 million in operating cash flow during the year, including more than $50 million in the fourth quarter. On the strength of that operating cash flow, our cash and investments balance rose by more than 40% to $1.4 billion at year end and now exceeds our total debt balance by nearly $400 million. Furthermore, we expect to receive a tax refund of $165 million during the first quarter of 2009. “
Mizel concluded, “We look forward to 2009 as a time of continued focus on our Company-wide initiatives to streamline our processes and systems and improve the home buying experience for our customers. In addition, we will continue to explore opportunities to redeploy our capital, with an open mind to different ways in which we might take advantage of current market conditions. We believe successes that are achieved in these areas can ultimately have a positive impact on our bottom line.”
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M.D.C. HOLDINGS, INC.
Homebuilding Results
Homebuilding loss before taxes for the quarter and full year ended December 31, 2008 improved to $67.9 million and $338.7 million, respectively, compared with losses of $195.9 million and $764.2 million for the same periods in 2007. The losses in 2008 were lower in large part due to declines in asset impairments combined with decreased marketing, commissions and general and administrative expenses (“S,G&A”) and were partially offset by the impact of closing fewer homes and lower average selling prices compared with the same periods in 2007. Also, in the 2008 fourth quarter we experienced a lower amount of losses from land sales compared with the fourth quarter of 2007, and in the 2008 full year we recognized a gain on land sales compared with a loss in the prior year.
Homebuilding revenue for the 2008 fourth quarter fell to $291.3 million, compared with $762.7 million in the 2007 fourth quarter, primarily due to a 57% year-over-year decline in home closings combined with an 8% decrease in the average selling price of homes closed. All of our markets experienced year-over-year decreases in home closings in the fourth quarter, while only Colorado experienced an increase in average selling price. The slight increase in our Colorado market primarily was related to changes in the size and style of the homes that were closed and was not due to market appreciation. Homebuilding revenue for the 2008 full year fell to $1.44 billion, compared with $2.85 billion for the 2007 full year, primarily due to a 45% decrease in home closings and a 10% decrease in the average selling price of homes closed.
During the fourth quarter of 2008, we recognized $59.7 million of asset impairments, which included $57.0 million of inventory impairment charges that impacted 2,177 lots in 132 subdivisions. This fourth quarter inventory impairment charge is down 67% from the 2007 fourth quarter, primarily resulting from reduced impairments in our Phoenix, Nevada and California markets. Over the last nine quarters we have taken significant impairments in these markets, thereby significantly reducing our inventory balance and reducing our exposure to further impairments. Partially offsetting the decline in impairments in these markets were higher impairments in Colorado and Utah during the three months ended December 31, 2008. Asset impairments for the 2008 full year were $298.2 million, compared with $726.6 million in 2007.
Homebuilding S,G&A decreased to $44.9 million and $227.8 million, respectively, for the quarter and full year ended December 31, 2008, compared with $95.4 million and $425.5 million for the same periods in the prior year, as we continued to adjust our organizational structure and business practices in response to the decreased levels of closings. This decrease in S,G&A for both periods resulted from various cost saving initiatives associated with right-sizing our operations, including consolidating our homebuilding divisions and reducing our employee headcount, which allowed us to consolidate office space in many of our markets. Also contributing to this decrease from the prior year were lower commission expenses resulting from closing fewer homes and lower marketing expenses due to reduced advertising costs, a lower active subdivision count and significantly fewer model homes in operation.
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M.D.C. HOLDINGS, INC.
The Company recorded 350 net home orders with an estimated sales value of $99.0 million during the 2008 fourth quarter, compared with net orders for 748 homes with an estimated sales value of $187.0 million during the same period in 2007. The drop in net orders was partially due to a 30% year-over-year decline in average active subdivisions, as we continued to limit our investment in new subdivisions, combined with a decrease in the average number of orders received per subdivision. Each market experienced a year-over-year decrease in net orders during the 2008 fourth quarter, with the exception of Maryland and Virginia. For the year ended December 31, 2008, the Company received net orders for 3,074 homes with a sales value of $885.0 million, compared with 6,504 homes with a sales value of $2.11 billion for the 2007 full year.
During the fourth quarter of 2008, the Company’s cancellation rate was 52% compared with 65% during the same period in 2007. The cancellation rate for the year ended December 31, 2008 was 45% compared with 48% in 2007. All of our markets experienced a year-over-year decline in backlog, and we ended 2008 with 533 homes under contract with an estimated sales value of $173.0 million, compared with a backlog of 1,947 homes with an estimated sales value of $650.0 million at December 31, 2007.
Financial Services and Other
Income before taxes from the Company’s Financial Services and Other segment for the quarter ended December 31, 2008 was $3.6 million compared with $6.3 million for the same period in 2007. The decrease in the 2008 fourth quarter primarily resulted from a combined decrease in gains on sales of mortgage loans and broker origination fees. This decline partially was offset by reductions in general and administrative expenses for our mortgage operations. Income before taxes from the Company’s Financial Services and Other segment for the 2008 full year was $11.7 million compared with $23.1 million in 2007.
Balance Sheet and Cash Flow Highlights
For the quarter and year ended December 31, 2008, the Company generated $51.2 million and $479.5 million, respectively, of operating cash flow and ended the year with $1.42 billion in cash and investments. Our ability to generate cash during the quarter and year can be partially attributed to decreases in total lots owned, including WIP lots, of 8% and 39%, respectively, for the quarter and year ended December 31, 2008. As a result, our total inventory balance was only $637.3 million at year end compared with $1.46 billion at the end of 2007. For the lots we controlled under option contracts at December 31, 2008, we only had $10.5 million at risk.
Christopher M. Anderson, MDC’s senior vice president and chief financial officer, said, “Given that our cash and investments exceed total debt and our next debt maturity does not occur until 2012, we believe we are positioned with adequate resources to pursue opportunistic land investments in the future. While we didn’t find many potential land transactions that met our underwriting criteria during the year, we were able to take advantage of isolated opportunities to
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M.D.C. HOLDINGS, INC.
invest during the fourth quarter of 2008. During 2009, we will continue to maintain an active dialogue with potential land sellers and other parties in anticipation of a greater volume of opportunities that we believe may materialize in the future.”
About MDC
Since 1972, MDC has built and financed the American dream for more than 150,000 families. MDC’s commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. As one of the largest homebuilders in the United States, the Company has homebuilding divisions across the country, including Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, California, Northern Virginia, Maryland, Philadelphia/Delaware Valley and Jacksonville. The Company also provides mortgage financing, insurance and title services, primarily for MDC homebuyers, through its wholly owned subsidiaries, HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol “MDC.” For more information, visit www.mdcholdings.com.
Forward-Looking Statements
     Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, and land and home values; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) the relative stability of debt and equity markets; (5) competition; (6) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (7) the availability and cost of performance bonds and insurance covering risks associated with our business; (8) shortages and the cost of labor; (9) weather related slowdowns; (10) slow growth initiatives; (11) building moratoria; (12) governmental regulation, including the interpretation of tax, labor and environmental laws; (13) changes in consumer confidence and preferences; (14) terrorist acts and other acts of war; and (15) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which is scheduled to be filed with the Securities and Exchange Commission today. All
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M.D.C. HOLDINGS, INC.
forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

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M.D.C. HOLDINGS, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
REVENUE
Home sales revenue	$283,519	$715,244	$1,358,148	$2,765,981
Land sales revenue	3,351	37,979	60,050	50,130
Other revenue	9,338	18,892	39,910	69,548

Total Revenue	296,208	772,115	1,458,108	2,885,659

COSTS AND EXPENSES

Home cost of sales	246,918	631,262	1,184,865	2,380,427
Land cost of sales	4,288	51,789	53,847	59,529
Asset impairments	59,657	175,199	298,155	726,621
Marketing expenses	13,532	29,944	71,882	117,088
Commission expenses	9,906	26,421	50,295	97,951
General and administrative expenses	48,413	59,486	198,689	306,715
Related party expenses	5	1,096	18	1,382

Total Operating Costs and Expenses	382,719	975,197	1,857,751	3,689,713

LOSS FROM OPERATIONS	(86,511)	(203,082)	(399,643)	(804,054)

Other income (expense)
Interest income, net	117	10,384	17,470	37,322
Gain (loss) on sale of other assets	(1)	2,257	38	10,268

LOSS BEFORE TAXES	(86,395)	(190,441)	(382,135)	(756,464)
(Provision for) benefit from income taxes, net	(2,633)	(90,651)	1,590	119,524

NET LOSS	$(89,028)	$(281,092)	$(380,545)	$(636,940)

LOSS PER SHARE
Basic	$(1.92)	$(6.14)	$(8.24)	$(13.94)

Diluted	$(1.92)	$(6.14)	$(8.24)	$(13.94)

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	46,352	45,772	46,159	45,687

Diluted	46,352	45,772	46,159	45,687

DIVIDENDS DECLARED PER SHARE	$0.25	$0.25	$1.00	$1.00

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M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	December 31,
	2008	2007
ASSETS
Cash and cash equivalents	$1,304,728	$1,004,763
Short-term investments	54,864	—
Unsettled trades	57,687	—
Restricted cash	670	1,898
Receivables
Home sales receivables	17,104	33,647
Income taxes receivable	170,753	93,515
Other receivables	16,697	16,796
Mortgage loans held-for-sale, net	68,604	100,144
Inventories, net
Housing completed or under construction	415,500	902,221
Land and land under development	221,822	554,336
Property and equipment, net	38,343	44,368
Deferred tax asset, net of valuation allowance	—	160,565
Related party assets	28,627	28,627
Prepaid expenses and other assets, net	79,539	71,884

Total Assets	$2,474,938	$3,012,764

LIABILITIES
Accounts payable	$28,793	$71,932
Accrued liabilities	332,825	395,880
Related party liabilities	—	1,701
Mortgage repurchase facility	34,873	—
Mortgage line of credit	—	70,147
Senior notes, net	997,527	997,091

Total Liabilities	1,394,018	1,536,751

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 46,715,000 and 46,666,000 issued and outstanding, respectively, at December 31, 2008 and 46,084,000 and 46,053,000 issued and outstanding, respectively, at December 31, 2007	467	461
Additional paid-in-capital	788,207	757,039
Retained earnings	292,905	719,841
Accumulated other comprehensive loss	—	(669)
Treasury stock, at cost; 49,000 and 31,000 shares at December 31, 2008 and December 31, 2007, respectively	(659)	(659)

Total Stockholders’ Equity	1,080,920	1,476,013

Total Liabilities and Stockholders’ Equity	$2,474,938	$3,012,764

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M.D.C. HOLDINGS, INC.
Information on Segments
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
REVENUE
Homebuilding
West	$146,384	$448,710	$785,451	$1,725,589
Mountain	67,938	131,453	298,441	549,662
East	46,114	113,129	207,931	318,494
Other Homebuilding	30,847	69,421	146,745	253,595

Total Homebuilding	291,283	762,713	1,438,568	2,847,340
Financial Services and Other	7,947	11,848	33,681	55,543
Corporate	540	2,656	643	2,761
Inter-company adjustments	(3,562)	(5,102)	(14,784)	(19,985)

Consolidated	$296,208	$772,115	$1,458,108	$2,885,659

(LOSS) INCOME BEFORE INCOME TAXES
Homebuilding
West	$(14,380)	$(159,227)	$(157,103)	$(621,774)
Mountain	(31,531)	(14,613)	(112,251)	(11,395)
East	(8,519)	(11,580)	(36,021)	(38,748)
Other Homebuilding	(13,429)	(10,475)	(33,300)	(92,251)

Total Homebuilding	(67,859)	(195,895)	(338,675)	(764,168)

Financial Services and Other	3,559	6,286	11,678	23,062
Corporate	(22,095)	(832)	(55,138)	(15,358)

Consolidated	$(86,395)	$(190,441)	$(382,135)	$(756,464)

INVENTORY IMPAIRMENTS
West	$16,048	$136,370	$151,969	$581,494
Mountain	24,021	13,399	83,270	30,106
East	4,857	17,386	27,155	42,055
Other Homebuilding	12,102	7,576	24,342	72,498

Consolidated	$57,028	$174,731	$286,736	$726,153

	December 31,
	2008	2007
TOTAL ASSETS
Homebuilding
West	$255,652	$747,835
Mountain	288,221	474,203
East	132,700	250,658
Other Homebuilding	56,846	125,003

Total Homebuilding	733,419	1,597,699

Financial Services and Other	139,569	174,617
Corporate	1,647,907	1,285,705
Inter-company adjustments	(45,957)	(45,257)

Consolidated	$2,474,938	$3,012,764

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M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended				Year Ended
	December 31,		Change		December 31,		Change
	2008	2007	Amount	%	2008	2007	Amount	%
SELECTED FINANCIAL DATA
General and Administrative Expenses
Homebuilding	$21,437	$39,036	$(17,599)	-45%	$105,652	$210,455	$(104,803)	-50%
Financial Services and Other	5,591	9,385	(3,794)	-40%	25,790	40,445	(14,655)	-36%
Corporate(1)	21,390	12,161	9,229	76%	67,265	57,197	10,068	18%

Total	$48,418	$60,582	$(12,164)	-20%	$198,707	$308,097	$(109,390)	-36%

SG&A as a % of Home Sales Revenue
Homebuilding Segments	15.8%	13.3%	2.5%		16.8%	15.4%	1.4%
Corporate Segment(1)	7.5%	1.7%	5.8%		5.0%	2.1%	2.9%

Depreciation and Amortization (2)	$5,850	$13,348	$(7,498)	-56%	$32,710	$47,342	$(14,632)	-31%

Home Gross Margins(3)	12.9%	11.7%	1.2%		12.8%	13.9%	-1.2%
Interest in Home Cost of Sales as a % of Home Sales Revenue	4.1%	2.1%	2.0%		4.0%	2.0%	2.0%

Cash Provided by (Used in)
Operating Activities	$51,162	$257,015	$(205,853)	-80%	$479,511	$592,583	$(113,072)	-19%
Investing Activities	$96,876	$6,915	$89,961	N/A	$(113,439)	$(1,447)	$(111,992)	N/A
Financing Activities	$(4,178)	$11,354	$(15,532)	-137%	$(66,107)	$(94,320)	$28,213	-30%

Corporate and Homebuilding Interest

Interest capitalized, net of interest expense	$7,186	$14,471	$(7,285)	-50%	$39,852	$57,791	$(17,939)	-31%
Previously capitalized interest included in home cost of sales	$(11,681)	$(14,988)	$3,307	-22%	$(54,100)	$(54,959)	$859	-2%
Interest capitalized in homebuilding inventory, end of year	$39,239	$53,487	$(14,248)	-27%	$39,239	$53,487	$(14,248)	-27%

(1)	Includes related party expenses.

(2)	Includes depreciation and amortization of long-lived assets and amortization of deferred marketing costs.

(3)	Home sales revenue less home cost of sales (excluding commissions, amortization of deferred marketing, project cost write offs and asset impairments) as a percent of home sales revenue. During the three and twelve months ended December 31, 2008, we closed homes on lots for which we had previously recorded $67.4 million and $249.5 million, respectively, of asset impairments. During the three and twelve months ended December 31, 2007, we closed homes on lots for which we had previously recorded $65.1 million and $121.6 million, respectively, of asset impairments.

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M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended				Year Ended
	December 31, 2008		Change		December 31, 2008		Change
	2008	2007	Amount	%	2008	2007	Amount	%
HOMEAMERICAN OPERATING ACTIVITIES
Principal amount of mortgage loans originated	$172,745	$303,179	$(130,434)	-43%	$749,310	$1,233,948	$(484,638)	-39%

Principal amount of mortgage loans brokered	$29,751	$146,993	$(117,242)	-80%	$170,898	$511,806	$(340,908)	-67%

Capture Rate	71%	54%	17%		66%	55%	11%
Including brokered loans	81%	75%	6%		78%	74%	4%
Mortgage products (% of mortgage loans originated)
Fixed rate	100%	94%	6%		97%	82%	15%
Adjustable rate - interest only	0%	4%	-4%		1%	16%	-15%
Adjustable rate - other	0%	2%	-2%		2%	2%	0%

Prime loans (4)	40%	79%	-39%		48%	78%	-30%
Alt A loans (5)	0%	0%	0%		0%	10%	-10%
Government loans (6)	60%	21%	39%		52%	12%	40%
Sub-prime loans (7)	0%	0%	0%		0%	0%	0%

(4)	Prime loans generally are defined as loans with Fair, Isaac and Company (“FICO”) scores greater than 620 and that comply with the documentation standards of the government sponsored enterprise guidelines.

(5)	Alt-A loans are defined as loans that would otherwise qualify as prime loans except that they do not comply with the documentation standards of the government sponsored enterprise guidelines.

(6)	Government loans are loans either insured by the Federal Housing Administration or guaranteed by the Department of Veteran Affairs.

(7)	Sub-prime loans generally are defined as loans that have FICO scores of less than or equal to 620.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(unaudited)

	December 31,	December 31,
	2008	2007
HOMES COMPLETED OR UNDER CONSTRUCTION
Unsold Home Under Construction — Final	451	515
Unsold Home Under Construction — Frame	329	656
Unsold Home Under Construction — Foundation	41	229

Total Unsold Homes Under Construction	821	1,400
Sold Homes Under Construction	409	1,350
Model Homes	387	730

Homes Completed or Under Construction	1,617	3,480

LOTS OWNED (excluding homes completed or under construction)

Arizona	1,458	2,969
California	839	1,491
Nevada	1,111	1,549

West	3,408	6,009

Colorado	2,597	2,992
Utah	642	863

Mountain	3,239	3,855

Maryland	176	302
Virginia	241	369

East	417	671

Delaware Valley	115	151
Florida	257	638
Illinois	141	191

Other Homebuilding	513	980

Total	7,577	11,515

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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(unaudited)

	December 31,	December 31,
	2008	2007
LOTS CONTROLLED UNDER OPTION
Arizona	472	512
California	149	157
Nevada	95	4

West	716	673

Colorado	184	262
Utah	—	—

Mountain	184	262

Maryland	355	558
Virginia	592	1,311

East	947	1,869

Delaware Valley	40	327
Florida	471	484
Illinois	—	—

Other Homebuilding	511	811

Total	2,358	3,615

Total Lots Owned and Controlled	9,935	15,130

NON-REFUNDABLE OPTION DEPOSITS
Cash	$5,145	$6,292
Letters of Credit	4,358	6,547

Total Non-Refundable Option Deposits	$9,503	$12,839

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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended				Year Ended
	December 31,		Change		December 31,		Change
	2008	2007	Amount	%	2008	2007	Amount	%
HOMES CLOSED (UNITS)
Arizona	275	804	(529)	-66%	1,313	2,801	(1,488)	-53%
California	118	305	(187)	-61%	590	1,136	(546)	-48%
Nevada	152	262	(110)	-42%	791	1,290	(499)	-39%

West	545	1,371	(826)	-60%	2,694	5,227	(2,533)	-48%

Colorado	133	235	(102)	-43%	576	818	(242)	-30%
Utah	54	145	(91)	-63%	268	713	(445)	-62%

Mountain	187	380	(193)	-51%	844	1,531	(687)	-45%

Maryland	42	107	(65)	-61%	192	288	(96)	-33%
Virginia	58	128	(70)	-55%	257	344	(87)	-25%

East	100	235	(135)	-57%	449	632	(183)	-29%

Delaware Valley	16	62	(46)	-74%	91	178	(87)	-49%
Florida	82	115	(33)	-29%	336	496	(160)	-32%
Illinois	14	37	(23)	-62%	74	105	(31)	-30%
Texas	—	—	—	N/A	—	26	(26)	N/A

Other Homebuilding	112	214	(102)	-48%	501	805	(304)	-38%

Total	944	2,200	(1,256)	-57%	4,488	8,195	(3,707)	-45%

AVERAGE SELLING PRICES PER CLOSED HOME
West
Arizona	$201.1	$230.1	$(29.0)	-13%	$216.2	$247.4	$(31.2)	-13%
California	455.3	494.1	(38.8)	-8%	429.0	516.5	(87.5)	-17%
Nevada	237.5	275.5	(38.0)	-14%	244.6	296.2	(51.6)	-17%

Mountain
Colorado	363.7	348.3	15.4	4%	352.1	346.3	5.8	2%
Utah	319.4	338.6	(19.2)	-6%	333.0	355.5	(22.5)	-6%

East
Maryland	489.9	504.8	(14.9)	-3%	466.0	515.2	(49.2)	-10%
Virginia	436.3	461.7	(25.4)	-6%	454.3	480.4	(26.1)	-5%

Other Homebuilding
Delaware Valley	392.9	441.4	(48.5)	-11%	406.4	448.8	(42.4)	-9%
Florida	232.7	249.4	(16.7)	-7%	238.5	261.5	(23.0)	-9%
Illinois	348.0	355.2	(7.2)	-2%	347.9	372.4	(24.5)	-7%
Texas	N/A	N/A	N/A	N/A	N/A	129.6	N/A	N/A

Company Average	$300.3	$325.1	$(25.0)	-8%	$302.6	$337.5	$(34.9)	-10%
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	Three Months				Year Ended
	Ended December 31,		Change		December 31, 2008		Change
	2008	2007	Amount	%	2008	2007	Amount	%
ORDERS FOR HOMES, NET (UNITS)
Arizona	87	139	(52)	-37%	879	1,889	(1,010)	-53%
California	42	63	(21)	-33%	436	912	(476)	-52%
Nevada	50	298	(248)	-83%	537	1,282	(745)	-58%

West	179	500	(321)	-64%	1,852	4,083	(2,231)	-55%

Colorado	50	101	(51)	-50%	435	778	(343)	-44%
Utah	27	36	(9)	-25%	132	426	(294)	-69%

Mountain	77	137	(60)	-44%	567	1,204	(637)	-53%

Maryland	12	—	12	N/A	124	227	(103)	-45%
Virginia	41	33	8	24%	193	308	(115)	-37%

East	53	33	20	61%	317	535	(218)	-41%

Delaware Valley	5	12	(7)	-58%	61	116	(55)	-47%
Florida	31	47	(16)	-34%	246	424	(178)	-42%
Illinois	5	19	(14)	-74%	31	128	(97)	-76%
Texas	—	—	—	N/A	—	14	(14)	-100%

Other Homebuilding	41	78	(37)	-47%	338	682	(344)	-50%

Total	350	748	(398)	-53%	3,074	6,504	(3,430)	-53%

Estimated Value of Orders for Homes, net	$99,000	$187,000	(88,000)	-47%	$885,000	$2,107,000	(1,222,000)	-58%
Estimated Average Selling Price of Orders for Homes, net	$282.9	$250.0	32.9	13%	$287.9	$324.0	(36.1)	-11%
Cancellation Rate(8)	52%	65%	-13%		45%	48%	-3%

(8)	We define “Cancellation Rate” as the approximate number of cancelled home order contracts during a reporting period as a percent of total home orders received during such reporting period.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	December 31,	December 31,
	2008	2007
BACKLOG (UNITS)
Arizona	158	592
California	49	203
Nevada	53	307

West	260	1,102

Colorado	72	213
Utah	42	178

Mountain	114	391

Maryland	58	126
Virginia	36	100

East	94	226

Delaware Valley	27	57
Florida	35	125
Illinois	3	46
Other Homebuilding	65	228

Total	533	1,947

Backlog Estimated Sales Value	$173,000	$650,000

Estimated Average Selling Price of Homes in Backlog	$324.6	$333.8

ACTIVE SUBDIVISIONS
Arizona	44	66
California	18	41
Nevada	24	39

West	86	146

Colorado	49	47
Utah	22	23

Mountain	71	70

Maryland	11	15
Virginia	12	18

East	23	33

Delaware Valley	3	4
Florida	7	20
Illinois	1	5

Other Homebuilding	11	29

Total	191	278

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